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                                                                    EXHIBIT 99.1

               BRIGHTPOINT UPDATES REVENUE AND EARNINGS ESTIMATES

     Indianapolis, Indiana-February 26, 2001--Brightpoint, Inc. (NASDAQ: CELL) announced today that revenue and earnings for the quarter ending March 31, 2001, would be below the expectations disclosed in the Company's January 25, 2001 conference call. The Company expects revenues for the first quarter to be in a range from $470 million to $490 million, and diluted earnings per share to be in a range from $0.02 to $0.04. For the quarter ending June 30, 2001, the Company now expects revenues in the range of $500 million to $530 million and diluted earnings per share in a range of $0.07 to $0.09. For the year ending December 31, 2001, the Company expects revenues to range from $2.2 billion to $2.4 billion, and diluted earnings per share to range from $0.45 to $0.55. Actual results for the first quarter ending March 31, 2001 will be reported on April 26, 2001.

     "The economic slowdown in the United States now appears to be more severe and potentially more sustained than we had previously thought," stated Robert J. Laikin, Chairman and Chief Executive Officer of Brightpoint, Inc. "We believe that the lower consumer demand and higher levels of inventories in the channel caused by this economic situation in the U.S. market is resulting in lower than anticipated demand for the products and services that we offer."

     The Company will conduct a conference call to discuss the revised expectations on Tuesday, February 27, 2000 at 10:30 a.m. EST (New York time). To join the conference call telephonically, use the following information and dial in several minutes prior to the start of the call:

     U.S. toll-free dial-in number           (800) 231-9012
     International (toll) dial-in number     (719) 457-2617
     No passcode is necessary

                                    * * * * *

     Brightpoint, Inc. is a leading provider of outsourced services in the global wireless telecommunications and data industry. Brightpoint's innovative services include contract manufacturing, customized packaging, prepaid and e-commerce solutions, inventory management, distribution and other outsourced services. Brightpoint's customers include leading network operators, e-tailers, retailers and wireless equipment manufacturers. Additional information about Brightpoint can be found on its website at www.brightpoint.com or by calling its toll-free Investor Relations Information line at 877-IIR-CELL (877-447-2355).

     Certain information in this press release may contain forward-looking statements regarding future events or the future performance of Brightpoint. These statements are only predictions and actual events or results may differ materially. Please refer to the documents the Company files, from time to time, with the Securities and Exchange Commission; specifically, Brightpoint's most recent Form 10-K, Form 10-Q and Exhibits 99, thereto. These documents contain and identify important risk factors that could cause the actual results to differ materially from those contained in or implied by these forward-looking statements. These risk factors include, without limitation, economic conditions in the United States, market demand for wireless handsets, data products and accessories, consolidation of the Company's wireless network operator customers; changes in the tendency of wireless equipment manufacturers and network operators to outsource aspects of their business to the Company; the Company's ability to obtain competitive products at reasonable
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prices when needed; potential product obsolescence or inventory valuation losses; potential oversupply or shortages of products; changes in social, political, regulatory and economic conditions or laws in foreign countries where the Company has operations; changes in foreign currency exchange rates; and financial risk management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date these statements were made. Brightpoint undertakes no obligation to update any forward-looking statements contained in this press release.

Contact:     Brightpoint, Inc., Indianapolis, Indiana
             Phillip A. Bounsall, Chief Financial Officer
             317-297-6100


     The conference call will be available for replay for 30 days. To access the replay, dial:

     U.S. toll-free dial-in number           (888) 203-1112
     International (toll) dial-in number     (719) 457-0820
     No passcode is necessary